MOLINA HEALTHCARE | Affinity Health Plan

STRATEGICALLY AND FINANCIALLY ATTRACTIVE ACQUISITION

Continues Molina's growth strategy momentum

TRANSACTION DETAILS

~$380M
Net purchase price, including required regulatory capital

Funded
Using cash on hand

Expected to close
in the second quarter of 2021

Will add ~284,000
Medicaid members in New York, the country's second largest Medicaid market

PRO FORMA NEW YORK STATE PRESENCE[1] EXCEEDS $2.3B IN PREMIUM REVENUE



Molina Existing Business
Affinity
Magellan Complete Care & Affinity

Opportunity for Significant Fixed Cost Leverage

HIGHLIGHTS

- Immediately accretive to Molina adjusted EPS
- Highly complementary strategic fit with core Medicaid and high acuity membership
- Overlapping footprint and complementary products with pending Magellan Complete Care acquisition
- Significant value creation opportunities through improving underperforming business to Molina margins
- At less than 30% of approximately $1.3B in TTM premium revenues, purchase price is extremely attractive

"The addition of Affinity is yet another important marker in activating our growth strategy, and is a perfect product line and geographic fit. We believe Molina's strengths, including its strong balance sheet and demonstrated operating capabilities, will allow us to strengthen the financial base of Affinity and improve the business's cost structure and operating margins."

JOE ZUBRETSKY, CEO MOLINA HEALTHCARE

[1] Includes Molina, YourCare and pending MCC and Affinity counties.

See safe harbor statement and disclaimer regarding forward-looking statements in the accompanying Form 8-K filed with the SEC on September 29, 2020.